Exhibit 99.1

Equal Energy Announces Change to Convertible Debenture Conversion Price

OKLAHOMA CITY, May 30, 2014 /CNW/—Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) announces that the May 28, 2014 common stock dividend payment of US $0.05 per share has resulted in an adjustment to its outstanding 6.75% Convertible Debentures due March 31, 2016 (the “Debentures”). Under the terms of the indenture, the conversion price for the Debentures is reduced from CAD $8.55 to $8.47. In addition, each Debenture is now convertible into 118.06 common shares of Equal.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

For further information please contact:

Scott Smalling

Senior Vice President Finance and CFO

(405) 242-6020